Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT made as of December 15, 2005 (“Investor Rights Agreement”) by and among Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors listed on Schedule I attached hereto (the “Investors”).

WHEREAS, the Company proposes to issue and sell an aggregate of up to 12,211,604 shares of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred”), to the Investors pursuant to that certain Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, as a condition to entering into the Purchase Agreement, the Investors have requested that the Company extend to them registration rights and certain other rights and covenants as set forth herein; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company that the Company enter into this Investor Rights Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.	GENERAL PROVISIONS

1.1 Shares Subject to this Investor Rights Agreement. The Investors expressly agree that the terms and restrictions of this Investor Rights Agreement shall apply to all shares of capital stock which any of them now owns or hereafter acquires by any means, including, without limitation, by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law (the “Shares”).

1.2 No Partnership Relationship. Notwithstanding, but not in limitation of, any other provision of this Investor Rights Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Investors and shall not make any Investor the agent or partner of any other Investor for any purpose.

1.3 Certain Definitions. As used in this Investor Rights Agreement, the following terms shall have the following respective meanings:

“Advent International Entity,” shall mean any of the following: Advent Healthcare and Life Sciences III Limited Partnership, Advent Healthcare and Life Sciences III-A Limited Partnership, Advent Partners HLS III Limited Partnership.

“Affiliate” of any Person (as defined below) means, with respect to any person or entity, any other person or entity which controls, or is controlled by, or is under common control with the subject referenced and, for the purposes hereof, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or by contract or otherwise; provided that (A) in the case of any Advent International Entity, “Affiliate” shall include any other Advent International Entity, (B) in the case of any Index Ventures Entity, “Affiliate” shall include any other Index Ventures Entity, (C) in the case of any Alta Partners Entity, “Affiliate” shall include any other Alta Partners Entity and (D) in the case of any MVM Entity, “Affiliate” shall include any other MVM Entity.

“Alta Partners Entity” shall mean any of the following: Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta Embarcadero BioPharma Partners III, LLC.

“Amended and Restated Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 15, 2005, as amended from time to time thereafter in accordance with its terms, the By-laws of the Company, and the laws of the State of Delaware.

“Commission” shall mean the U.S. Securities and Exchange Commission and any successor agency of the Federal government administering the Securities Act and the Exchange Act.

“Common Stock” shall mean (i) the common stock, $.001 par value per share, of the Company, (ii) any other capital stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Federal” shall mean with respect to any executive, legislative or judicial branch of government or other agency or organ of government, a branch or other agency or organ of the government of the United States.

“Index Ventures Entity” shall mean any of the following: Index Ventures III (Jersey) L.P., Index Ventures III (Delaware) L.P., Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P. and Index Venture Management S.A. on behalf of Index Employee Investment Plan.

“MVM Entity” shall mean any of the following: MVM International Life Sciences Fund No. I L.P. and MVM Limited.

“Person” shall mean an individual or group of individuals, a corporation, an association, a partnership, a limited or general limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

“Qualified Public Offering” shall mean an underwritten public offering of Common Stock of the Company, offered on a firm commitment basis, pursuant to a registration statement filed with the Commission under the Securities Act on Form S-1 or its then equivalent, in which (i) the public offering price per share (before underwriters’ commissions and expenses) is at least four (4) times the original purchase price of a share of Series A Preferred (such dollar amount being subject to equitable adjustment in the event of any stock dividend, reorganization, recapitalization or similar event involving a change in the Common Stock) and (ii) the aggregate net proceeds to the Company are not less than $40,000,000.

The terms “register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, or, as the context may require, under the Exchange Act or applicable state securities laws.

“Registrable Securities” shall mean (i) shares of Series A Preferred; (ii) shares of Common Stock or other securities issued or issuable pursuant to the conversion of the Series A Preferred; (iii) any shares of Common Stock directly held by the Investors that are “restricted securities” within the meaning of the Securities Act; and (iv) any shares of Common Stock or other securities issued or issuable with respect to the Series A Preferred by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Investor Rights Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable upon conversion of the Series A Preferred even if such exercise has not been effected.

“Registration Expenses” shall mean the expenses so described in Section 4.5.

“Required Series A Majority” shall mean the holders of at least a majority of the Series A Preferred, with such majority to include at least two of the three following holders: Advent International Entity, Alta Partners Entity or Index Ventures Entity.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” shall mean the expenses so described in Section 4.5.

“Subsidiary” or “Subsidiaries” shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity.

2.	PRE-EMPTIVE RIGHTS

2.1 Right of First Offer. Except with respect to “Exempt Issuances” as defined in Section 2.3, in the event that the Company proposes to issue (the “New Issuance”) any (i) shares of Common Stock, (ii) warrants, options or other rights to purchase Common Stock (collectively, “Rights”), or (iii) any debentures or other securities convertible into or exchangeable for shares of Common Stock (collectively, “Convertible Securities”), the Company will first offer to sell such securities to the Investors (the “Offer”) and deliver a notice to the Investors (the “Offer Notice”) of such Offer, stating the price and other terms and conditions thereof (including any definitive documents relating thereto), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date it is delivered by the Company to the Investors.

2.2 Right to Purchase Shares, Rights or Convertible Securities.

(a) The holders of Series A Preferred (the “Series A Holders”) shall have the right to purchase up to such number of shares of Common Stock, Rights or Convertible Securities, as applicable, of the New Issuance at the price and on the terms stated in the Offer Notice, such price to be paid in full in cash or by check at the time of issuance of such securities to the Series A Holders so that, after giving effect to the New Issuance, each holder of Series A Preferred who exercises such right will continue to maintain its same proportionate ownership of Common Stock as of the date immediately preceding the Offer, treating each Series A Holder for the purpose of such computation as the holder of (i) the number of shares of Common Stock which would be issuable to it upon conversion, exercise and exchange of all Rights and Convertible Securities held by it and (ii) the number of shares of Common Stock directly held by it, in each case on the date immediately preceding the Offer and assuming the like conversion, exercise and exchange of all such securities held by other persons (“Equity Percentage”). The rights set forth in this Section 2 shall be exercised by the Series A Holders, if at all, by written notice (the “Acceptance Notice”) to the Company delivered not later than thirty (30) days after the receipt by the Series A Holders of the Offer Notice in accordance with the terms and conditions stated therein, and such right shall expire at the end of the twentieth day after the day of the receipt by the Series A Holders of the Offer Notice.

(b) Each Series A Holder shall have a right of oversubscription such that if any other Series A Holder fails to exercise its right to maintain its Equity Percentage, the other Series A Holder(s), who do exercise such right, shall, among them, have the right to purchase up to the balance of such securities in the Offer not so purchased. The Investors may exercise such right of oversubscription by electing to purchase more than their Equity Percentage of the Offer by so indicating in their Acceptance Notice. If, as a result thereof, such oversubscriptions exceed the total number of the securities in the Offer available in respect to such oversubscription privilege, the oversubscribing Series A Holders shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their Equity Percentage or as they may otherwise agree among themselves.

(c) In the event that Acceptance Notices are not given by the Investors in respect of all of the New Issuance, the Company shall have 120 days from the expiration of the foregoing thirty (30) day period to sell all or any part of such New Issuance to which the Acceptance Notices have not been given by the Investors to any other Person or Persons, but only upon terms and conditions in all material respects, including, without limitation, share price and dividend rates, which are no more favorable to such other person or persons and no less favorable to the Company than those set forth in the Offer. A failure by any Investor to exercise its pre-emptive rights under this Section 2 on any occasion shall not act as a waiver of any such rights in respect of future New Issuances.

2.3 Exempt Issuances. The term “Exempt Issuances” referred to in Section 2.1 which will not give the Series A Holders the rights described in Section 2.2 are issuances of Excluded Securities as such term is defined in Section B(2)(d)(i)(E) of the Amended and Restated Certificate of Incorporation, as such definition may be amended from time to time.

2.4 Assignment. The rights of the Investors under this Section 2 may be assigned to an Affiliate of an Investor provided such transferee agrees in writing to be bound to the terms, agreements and restrictions contained in this Investor Rights Agreement.

2.5 Termination. The respective rights and obligations of the parties under this Section 2 shall terminate upon the closing of the Company’s Qualified Public Offering.

3.	TRANSFER OF REGISTRABLE SECURITIES

3.1 Restrictive Legend. Each certificate representing Registrable Securities shall, except as otherwise provided in this Section 3.1 or in Section 3.2, be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act and any other applicable securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required.”

Upon the request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if there is an effective registration statement covering the securities represented by such certificate or, with such request, the Company shall have received either the opinion referred to in Section 3.2(a)(i) or the “no-action” letter referred to in Section 3.2(a)(ii).

3.2 Notice of Proposed Transfer.

(a) Prior to any proposed sale, pledge, hypothecation or other transfer of any Registrable Securities (other than under the circumstances described in Section 4.1, 4.2 or 4.3), the holder thereof shall give written notice to the Company of its intention to effect such sale, pledge, hypothecation or other transfer. Each such notice shall describe the manner of the proposed sale, pledge, hypothecation or other transfer and, if requested by the Company shall be accompanied by either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed sale, pledge, hypothecation or other transfer may be effected without registration under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel or “no action” letter shall be required (i) for a distribution to one or more partners or members of the transferor (in the case of a transferor that is a partnership or limited liability company) in each case in respect of the beneficial interest of such partner or member; (ii) for any transfer by a Series A Holder to any Affiliate of such Series A Holder; or (iii) for transfers made in accordance with the provisions of Rule 144 (or any rule permitting public sale without registration under the Securities Act) including Rule 144(k). Each certificate for Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.1, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel or “no-action” letter referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act or that such legend is not required to establish compliance with any provisions of the Securities Act. Notwithstanding any other provision hereof, the restrictions provided for in this Section 3.2, shall not apply to securities which are not required to bear the legend prescribed by Section 3.1 in accordance with the provisions of that Section.

(b) No such opinion of counsel or “no action” letter from the Commission, as set forth in Section 3.2(a) above, shall be required in the event of a sale, pledge, hypothecation or other transfer of any Registrable Securities to (i) any Affiliate of an Investor, including, without limitation, any venture capital limited partnership now existing or hereafter formed which controls, is controlled by or is under common control with such Investor; and (ii) any successors or assigns of any of the foregoing persons, provided that the transferee agrees in writing to be subject to this Investor Rights Agreement to the same extent as if such transferee were originally a signatory.

4.	REGISTRATION

4.1 Required Registration.

(a) At any time after the earlier of (i) expiration of the six (6) month period following the closing of the Company’s Qualified Public Offering and (ii) the third (3rd) anniversary of the date hereof, one or more of the holders of Registrable Securities constituting a majority of the total shares of Registrable Securities then outstanding may request that the Company register for sale under the Securities Act up to all of the shares of Registrable Securities held by such holders in the manner specified in such notice.

(b) Following receipt of any notice under this Section 4.1(a), the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and such holders shall then be entitled within thirty (30) days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities. The Company shall use its best efforts to register under the Securities Act for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, within one hundred eighty (180) days of its receipt of such notice, the number of shares of Registrable Securities specified in such notice. The Company shall be obligated to register the Registrable Securities pursuant to this Section 4.1 on one (1) occasion only. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4.1, after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering and prior to the later to occur of the completion of the period of distribution for such offering or ninety (90) days after the effective date of such registration statement.

(c) If the holders requesting such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 4.1, and the Company shall include such information in the written notice referred to in paragraph (b) above. The right of any holder to registration pursuant to this Section 4.1, shall be conditioned upon such holder’s agreeing to participate in such underwriting and to permit inclusion of such holder’s Registrable Securities in the underwriting. The Board shall designate the managing underwriter of such offering. A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

(d) A registration statement filed pursuant to this Section 4.1 may, subject to the following provisions, include (i) shares of Common Stock for sale by the Company for its own account and (ii) shares of Common Stock held by officers or directors of the Company, in each case for sale in accordance with the method of disposition specified by the requesting holders. If such registration shall be underwritten, the Company and such officers and directors proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting on terms no less favorable to such officers or directors than the terms afforded the holders of Registrable Securities. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, such exclusion, to the extent required by the managing underwriter, shall be applied in the following order: first, to the shares held by the directors and officers and second, to the shares of Common Stock of the Company to be included for its own account. If the managing underwriter determines that marketing factors require a further limitation of the number of Registrable Securities to be registered under this Section 4.1, then Registrable Securities shall be excluded in such manner that the securities to be sold shall be allocated among the selling holders pro rata based on their ownership of Registrable Securities. In any event all securities to be sold other than Registrable Securities will be excluded prior to any exclusion of Registrable Securities. If any holder of Registrable Securities, officer or director who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, such holder of securities may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration. Except for registration statements on Form S-4, S-8 or any comparable form or successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4.1 until the completion of the period of distribution of the registration contemplated thereby or one hundred twenty (120) days after the effective date of such registration, whichever is later.

4.2 Incidental Registration. If the Company at any time (other than pursuant to Section 4.1 or Section 4.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to an initial public offering of the Company’s securities (other than pursuant to Section 4.1) or registration statements on Forms S-4, S-8 or any successor to such forms or another form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to all holders of the Registrable Securities of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any or all of its Registrable Securities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Securities so registered. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to this Section 4.2. In such event the right of any holder of Registrable Securities to registration pursuant to this Section 4.2 shall be conditioned upon such holder’s participation in such underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration of any limitations on the number of shares to be underwritten, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated (i) first to the Company with respect to shares of Common Stock being sold for its own account; and (ii) second, to holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the respective amounts of securities owned by them, provided that, notwithstanding the foregoing, at least thirty percent (30%) of the shares to be included in such registration shall be Registrable Securities. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4.2 without thereby incurring any liability to the holders of Registrable Securities. If any holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4.3 Registration on Form S-3. In addition to the rights provided in Sections 4.1 and 4.2, if at any time (i) the holder or holders of Registrable Securities then outstanding request that the Company file a registration statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders, the reasonably anticipated aggregate offering price to the public of which would exceed $2,500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any comparable or successor form thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any comparable or successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 4.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Sections 4.1 and 4.4, including, but not limited to, the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering, shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 4.3 except that the Company shall not be required to effect more than one (1) registration pursuant to this Section 4.3 in any twelve (12) month period.

4.4 Registration Procedures. If and whenever the Company is required by the provisions of Section 4.1, 4.2 or 4.3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4.1, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby; provided, that before filing a registration statement or prospectus, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to reasonable review and comment of such counsel;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period and to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that before filing any such amendment or supplement, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such amendment or supplement copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of such counsel;

(c) prepare and file with the Commission, promptly upon the request of sellers of Registrable Securities, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such sellers of Registrable Securities, is required under the Securities Act in connection with the distribution of the Registrable Securities by such sellers of Registrable Securities; provided, however, that the Company shall only be required to file any such amendment or supplement, if counsel for the Company concurs with counsel for the sellers that there is a need for such filing to comply with the Securities Act;

(d) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such participating sellers of Registrable Securities shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, in the opinion of counsel to such sellers of Registrable Securities, after having been furnished with a copy thereof in accordance with Section 4.4(b) above, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to comply with applicable federal or state law;

(e) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(f) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

(g) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ “national market system security” within the meaning of Rule 11 Aa2-1 of the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities;

(h) comply with all applicable rules and regulations under the Securities Act and Exchange Act;

(i) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities in each case not later than the effective date of such registration statement.

(j) promptly notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(k) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such effects as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(l) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(m) cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two (2) business days prior to any sale of Registrable Securities;

(n) permit any holder of Registrable Securities which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(p) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of Registrable Securities; and

(r) if at the time of a request for registration pursuant to Section 4.1 or Section 4.3, the Board reasonably determines (upon advice of counsel) that registration of the Registrable Securities would interfere with any material, non-public transaction involving the Company, the Company may defer the filing of the registration statement for a period of up to 90 days after receipt of the request of the holder or holders pursuant to Section 4.1, and Section 4.3,; provided, that the Company may not exercise this right more once in any twelve (12) month period; provided, further, that the Company shall provide prior notice of such determination to the requesting holder or holders.

For purposes of this Investor Rights Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or one hundred eighty (180)

days after the effective date thereof, provided, however, in the case of any registration of Registrable Securities on Form S-3 or a comparable or successor form which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3), of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company, in writing, such information requested by the Company with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.

4.5 Expenses.

(a) All expenses other than Selling Expenses incurred by the Company in complying with Sections 4.1, 4.2 and 4.3, are called “Registration Expenses” and shall include, without limitation, (i) all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained by the Company with respect to the offering by the Company, and (ii) reasonable attorneys fees and disbursements of one counsel for the holders of Registrable Securities in an amount not to exceed an aggregate of $35,000, such counsel to be selected by the holders of at least a majority of the Registrable Securities being sold. All underwriting discounts, selling commissions and other expenses not referred to above applicable to the sale of Registrable Securities are called “Selling Expenses.”

(b) The Company shall pay all Registration Expenses in connection with each registration statement under Section 4.1, 4.2 and 4.3; provided that, in the event of a registration pursuant to Section 4.1 hereof which is withdrawn at the request of the Investors other than (i) as a result of the Company’s failure to perform its obligations hereunder, (ii) as a result of a cutback by the underwriter of such registration in the amount of Registrable Securities which may be included in such registration by more than thirty percent (30%), (iii) as a result of information concerning a materially adverse change in the Company’s business or financial condition that is made known to the Investors after the date on which such registration was requested, (iv) as a result of any general banking moratorium, or (v) as a result of (A) any outbreak or escalation of national or international hostilities or any crisis or calamity, (B) any change in U.S. or international financial markets, or (C) any substantial change in U.S. or international political, financial or economic conditions, in each case, which is material and adverse and makes it impracticable to market such Registrable Securities, the Investors shall pay the Registration Expenses with respect to such registration, in which case, the Investors will be deemed not to have used their one demand registration right under Section 4.1. All Selling Expenses in connection with each registration statement under Section 4.1, 4.2 or 4.3 shall be borne by the participating sellers in proportion to the number of shares registered by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

4.6 Indemnification and Contribution.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 4.1, 4.2 or 4.3, the Company (i) will indemnify and hold harmless each holder of Registrable Securities, its officers, directors and partners, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such holder or underwriter within the meaning of the Securities Act (each, an “Indemnitee”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 4.1, 4.2 or 4.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (b) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (c) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (e) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification and (ii) will reimburse each Indemnitee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable to an Indemnitee if, and to the extent that, any such loss, claim, damage or liability (A) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Indemnitee, in writing specifically stated to be for use in such registration statement or prospectus or (B) in a case where a copy of a prospectus (as amended or supplemented) is required to be delivered by such Indemnitee, and not by any underwriter, is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary prospectus and a copy of the prospectus (as amended or supplemented) was not sent or given by or on behalf of such Indemnitee to the person asserting any such loss, claim, liability or damage (if required by law so to have been delivered) at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and the prospectus (as so amended or supplemented) would have corrected such untrue statement or omission or alleged untrue statement or omission; provided that in clause (B), the Company had promptly notified Indemnitee of such untrue statement or alleged untrue statement or omission or alleged omission in compliance with Section 4.4(h) herein.

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 4.1, 4.2 or 4.3, each seller of such Registrable Securities thereunder, severally and not jointly, (i) will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Securities, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 4.1, 4.2 or 4.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this Section 4.6(b).

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4.6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 4.6 if, and to the extent, the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Investor Rights Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 4.6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion, provided , however, that, in any such case, (A) no such holder of Registrable Securities will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(e) The indemnities and obligations provided in this Section 4.6 shall survive the transfer of any Registrable Securities by such holder.

4.7 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

4.8 Rule 144 and 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, except as provided in paragraph (c) below, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) use its best efforts to comply with all of the reporting requirements of the Securities Act and the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Registrable Securities by any holder of Registrable Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended form time to time, or any successor rule thereto or otherwise);

(b) cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder of Registrable Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Registrable Securities by any holder of Registrable Securities; and

(c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 or Rule 144A (or any successor rule) and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

4.9 “Market Stand-Off” Agreement. Each of the Investors agrees, severally and not jointly, that, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor during a period not to exceed one hundred and eighty (180) days following the effective date of the first registration statement of the Company filed under the Securities Act and to enter into an agreement to such effect regardless of whether such Investor is participating in the offering to which the registration statement relates, provided that all directors, officers, and holders of greater than one percent (1%) of the Common Stock (calculated on an as-converted basis, and assuming the exercise of all rights, options and warrants and conversion of all convertible securities) agree to enter into similar agreements containing terms no more favorable to such other holders of Common Stock.

The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

4.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may only be assigned to (a) an Affiliate of an Investor or another Investor, or (b) any other transferee who acquires at least thirty-five percent (35%) of such transferring Investor’s shares of Series A Preferred, and in each case, only if such Affiliate or transferee agrees in writing to be bound to the terms, agreements and restrictions contained in this Investor Rights Agreement. In no event shall such rights be assigned to a competitor of the Company as determined by the Board in its sole discretion.

4.11 Grant of Subsequent Registration Rights. Subsequent to the execution of this Agreement, the Company shall not grant registration rights to any holder of Common Stock (calculated on an as-converted basis, and assuming the exercise of all rights, options and warrants and conversion of all convertible securities) of the Company unless such registration rights are subordinate to the registration rights of the Investors.

4.12 Termination. The respective rights and obligations of the parties under this Section 4 shall terminate upon the earlier of (i) the fifth (5th) anniversary of the closing of the Company’s Qualified Public Offering and (ii) with respect to any holder of not more than one hundred thousand (100,000) Registrable Securities, when such holder can sell all of such holder’s shares under Rule 144 promulgated under the Securities Act without regard to time or volume limitations.

5.	AFFIRMATIVE COVENANTS OF THE COMPANY

The Company covenants and agrees that, from the date of the Closing under the Purchase Agreement and thereafter so long as any Investor owns at least twenty-five percent (25%) of the outstanding shares of Series A Preferred initially purchased by such Investor pursuant to the Purchase Agreement (each, a “Rights Holder”), it will perform and observe the following covenants and provisions.

5.1 Corporate Existence. The Company will maintain and will cause any Subsidiary or future Subsidiary to maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States, of any state or states thereof, any political subdivision thereof and of any governmental authority. In the event that the Company hereafter acquires one or more Subsidiaries, the covenants of the Company set forth in this Section 5 will apply where relevant to such Subsidiary(ies) as well as to the Company.

5.2 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its respective business or condition, financial or otherwise.

5.3 Financial Statements; Other Reports. The Company shall maintain proper books of account and records in accordance with generally accepted accounting principles applied on a consistent basis, and shall deliver to each Rights Holder:

(a) as soon as available and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month and the related unaudited statements of income and stockholders’ equity and of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the budget for such current year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company

(b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such quarter and the related unaudited statements of income and stockholders’ equity and of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the budget for such current year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company;

(c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the audited financial statements for such year for the Company, prepared in accordance with generally accepted accounting principles, including therein a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year and statements of income and stockholders’ equity and of cash flows of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants selected and approved by the Audit Committee;

(d) promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company made by such accountants;

(e) promptly after receipt thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any litigation-related letters, notices and filings;

(f) at least forty-five (45) days prior to the beginning of each fiscal year of the Company, an annual operating plan with monthly and quarterly breakdowns (the “Budget”) for each fiscal year, as soon as it is made available to the Board; and

(g) within seven (7) working days after coming to the attention of the Company or one of its officers, notice of bona fide investment opportunities from outside investors as well as bona fide merger or sale opportunities.

Neither the foregoing provisions of this Section nor any other provision of this Investor Rights Agreement shall be in limitation of any rights which an Investor may have with respect to the books and records of the Company, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

5.4 Inspection and Other Information. Each Investor and such agents, advisors and counsel as such Investor may designate, may, at its expense, visit and inspect any of the properties of the Company, examine the books of account of the Company, take extracts therefrom and discuss the affairs, finances and accounts of the Company with its officers and employees and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with such Investors its finances and accounts), at reasonable times and with reasonable prior notice during normal business hours, and shall have the right to organize monthly calls with management of the Company. All such visits and inspections shall be conducted in a manner which will not unreasonably interfere with the normal business operations of the Company. The Company shall furnish to each such Investor such other information as it from time to time may reasonably request.

5.5 Meetings and Committees of the Board of Directors.

(a) The Company agrees that it shall cause meetings of the Board to be called not less often than once every two months until such time as the Board determines that bimonthly meetings are no longer required, and thereafter not less often than once each calendar quarter. The Company shall give notice of each such meeting to the Series A Directors (as defined in the Amended and Restated Certificate of Incorporation) and shall provide copies of minutes of all actions taken by the Board of Directors, whether at meetings or by written consent, to the Investors.

(b) The Board shall establish such committees as may be necessary and appropriate for conduct of its affairs, which shall include at least a Compensation Committee and an Audit Committee.

(i) The Compensation Committee shall be responsible for making recommendations on management compensation, the adoption of employee benefit plans, stock option or equity incentive plans and other similar matters. The Compensation Committee shall consist of one or more of the Series A Directors, one independent director, and the Chief Executive Officer in an ex-officio, non-voting capacity. Decisions of the Compensation Committee shall be determined by a majority vote of the committee.

(ii) The Audit Committee shall consist of at least two directors, which shall not include the Chief Executive Officer of the Company or any director currently employed or retained by the Company. The Audit Committee shall be responsible for recommending an independent public accounting firm to act as auditors for the Company, meeting with the auditors to establish the terms of their engagement and scope of the audit, and meeting with the auditors to review the results of the audit and any management letter the auditors determine necessary. The Audit Committee shall also evaluate the adequacy of the Company’s internal accounting controls and personnel and performing such other function as are appropriate for an audit committee.

(iii) The Company will reimburse directors and any authorized board observers for reasonable and necessary direct out-of-pocket expenses (including travel expenses) related to attendance at Board meetings and committees of the Board in accordance with the Company’s policies and procedures in effect from time to time.

5.6 Directors’ and Officers’ Liability Insurance; Key-Man Life Insurance. The Company shall purchase and maintain a directors’ and officers’ liability insurance policy on the directors and officers of the Company with a financially sound and reputable insurance company or association in the amount of at least $3,000,000 in the aggregate. The Company shall obtain and maintain a key-man life insurance policy on the life of Gerald Wisler in an amount of at least $3,000,000.

5.7 Confidentiality, Non-Competition and Invention Assignment Agreements. The Company shall obtain Confidentiality, Non-Competition and Invention Assignment Agreements, in the substantially the form attached as Exhibit B to the Purchase Agreement, from all employees of and consultants to the Company whether now or hereafter employed or engaged.

5.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares (the “Proceeds”) for purposes that shall include, without limitation, the following: to fund the completion of the pre-Phase III program, to pursue business development opportunities, including sourcing of in-licensed compounds and/or formulation technologies, to complete recruitment of the core management team as well as engage outside consultants and advisors, for general corporate purposes and to pay the expenses related to the transactions contemplated by the Purchase Agreement. Notwithstanding the foregoing sentence, the Company shall not spend or commit to spend more than $4,500,000 of the Proceeds unless and until the Company has delivered either (a) copies of both the UPenn Patent License Agreement and the BMS Agreement (as defined in the Amended and Restated Certificate of Incorporation) executed by each of the parties thereto, or (b) a copy of the Alternative License Agreement (as defined in the Amended and Restated Certificate of Incorporation), executed by each party thereto.

5.9 Adverse Change. The Company will promptly advise the Investors of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company or any subsidiary.

5.10 Stock Plan. With respect to all equity issuances granted under any stock plan the Company may now have in effect or may hereafter adopt, the Company agrees that, unless a majority of the Series A Directors has consented otherwise:

(a) The equity issuances shall vest according to the following 4 year schedule: twenty-five percent (25%) of such equity issuance grant shall vest upon the first yearly anniversary of the grant date, and the remaining unvested portion of such equity issuance shall vest in equal quarterly installments thereafter;

(b) The grant of the equity issuances shall be made at the sole and complete discretion of the Board and the Compensation Committee.

(c) The equity issuances may not contain acceleration provisions

(d) The holders of securities issued pursuant to any such stock plan shall be subject to (i) the Rights of First Refusal in respect of such securities as set forth in Section 1 of the Stockholders’ Agreement of even date herewith entered into by the Company, the Investors, and certain other stockholders (“Stockholders’ Agreement”), or (ii) a similar contractual Right of First Refusal in favor of the Company; and

(e) The holders of securities issued pursuant to any such stock plan shall be subject to (i) the Drag-Along Rights in respect of such securities as set forth in Section 3 of the Stockholders’ Agreement, or (ii) a similar contractual Drag-Along Right in favor of the Company.

5.11 Termination of Affirmative Covenants. The covenants set forth in this Section 5, shall be of no further force or effect upon the closing of the Company’s Qualified Public Offering.

6.	MISCELLANEOUS

6.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be delivered (i) by hand, (ii) by telecopy or facsimile transmission, (iii) by a nationally recognized (or substantially equivalent international) overnight courier, or (iv) by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:	Aegerion Pharmaceuticals, Inc.
c/o Scheer and Company, Inc.
250 West Main Street
Branford, Connecticut 06405
(203) 481-0767 (Telephone)
(203) 481-4169 (Fax)

With a copy to:	Sills Cummis Epstein & Gross, P.C.
One Riverfront Plaza
Newark, New Jersey 07102-5400
Attn: Ira Rosenberg, Esq.
(973) 643-7000 (Telephone)
(973) 643-6500 (Fax)

If to the Investors:	To the addresses set forth on Schedule I.

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: Lewis Geffen, Esq.
(617) 348-1834 (Telephone)
(617) 542-2241 (Fax)

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

6.2 Entire Agreement. This Investor Rights Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Investor Rights Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Investor Rights Agreement.

6.3 Modifications and Amendments. This Investor Rights Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Required Series A Majority. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.4 Benefit. All statements, representations, warranties, covenants and Investor Rights Agreements in this Investor Rights Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

6.5 Governing Law. This Investor Rights Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to the conflict of law principles thereof.

6.6 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the federal courts of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 6.1 hereof.

6.7 Jury Waiver. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or any other document.

6.8 Severability. In the event that it is determined that any provision, or any portion thereof, contained in this Investor Rights Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that it shall be deemed enforceable and as so limited, shall remain in full force and effect. In the event that any such provision, or portion thereof, is deemed wholly unenforceable, the remaining provisions of this Investor Rights Agreement, nevertheless, shall remain in full force and effect.

6.9 Headings and Captions. The headings and captions of the various subdivisions of this Investor Rights Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.10 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Investor Rights Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Investor Rights Agreement by any other party.

6.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Investor Rights Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Investor Rights Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Investor Rights Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12 Counterparts. This Investor Rights Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Investor Rights Agreement may be executed by facsimile signatures.

6.13 Termination of Conflicting Rights. To the extent any of the Investors are party to a restricted stock agreement that contains provisions that conflict with the provisions herein, the provisions herein shall supersede such original provisions and each such Investor agrees that such original provisions are hereby terminated; provided, however, that all of the other provisions set forth in the restricted stock agreements shall remain in full force and effect.

6.14 Assignment. Subject to Section 4.10, each Investor may assign its rights hereunder to any purchaser or transferee of the Registrable Securities; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to the Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and be subject to the restrictions contained in this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have, executed this Investor Rights Agreement or caused Bas Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

AEGERION PHARMACEUTICALS, INC.

By	/s/ Gerald Wisler
Gerald Wisler
Chief Executive Officer and President

Signature Page to Investor Rights Agreement

INVESTORS:

ADVENT HEALTHCARE AND LIFE SCIENCES III LIMITED PARTNERSHIP

By:	AHLS III GP Limited Partnership, General Partner

By:	Advent International LLC, General Partner

By:	Advent International Corporation, Manager

By:	/s/ Jason Fisherman

Name:	Jason Fisherman

Title:	Vice President/Senior Vice President

ADVENT HEALTHCARE AND LIFE SCIENCES III-A LIMITED PARTNERSHIP

By:	AHLS III GP Limited Partnership, General Partner

By:	Advent International LLC, General Partner

By:	Advent International Corporation, Manager

By:	/s/ Jason Fisherman
Name:	Jason Fisherman
Title:	Vice President/Senior Vice President

ADVENT PARTNERS HLS III LIMITED PARTNERSHIP

By:	Advent International Corporation, General Partner

By:	/s/ Jason Fisherman
Name:	Jason Fisherman
Title:	Vice President/Senior Vice President

Signature Page to Investor Rights Agreement

ALTA BIOPHARMA PARTNERS III, L.P.

By:	Alta BioPharma Management III, LLC

By:	/s/ Hillary Strain
Name:	Hilary Strain
Title:	V.P. of Finance & Admin.

ALTA BIOPHARMA PARTNERS III GMBH & CO. BETEILIGUNGS KG

By:	Alta BioPharma Management III, LLC

By:	/s/ Hillary Strain
Name:	Hilary Strain
Title:	V.P. of Finance & Admin.

ALTA EMBARCADERO BIOPHARMA PARTNERS III, LLC

By:	/s/ Hillary Strain
Name:	Hilary Strain
Title:	V.P. of Finance & Admin.

Signature Page to Investor Rights Agreement

INDEX VENTURE MANAGEMENT S.A. on behalf of INDEX EMPLOYEE INVESTMENT PLAN

By:	Index Venture Management, S.A.

By:	/s/ Gerald Rimer
Name:	Gerald Rimer
Title:	Partner

INDEX VENTURES III (JERSEY) L.P.

By:	Index Venture Associates III Limited, its General Partner

By:	/s/ Kate Wilson
Name:	Kate Wilson
Title:	Director

INDEX VENTURES III (DELAWARE) L.P.

By:	Index Venture Associates III Limited, its General Partner

By:	/s/ Kate Wilson
Name:	Kate Wilson
Title:	Director

INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:	Index Venture Associates III Limited, its General Partner

By:	/s/ Kate Wilson
Name:	Kate Wilson
Title:	Director

Signature Page to Investor Rights Agreement

MVM INTERNATIONAL LIFE SCIENCES FUND NO. 1 L.P.

By:	MVM Limited acting as its General Partner

By:	/s/ Richard Lim

MVM LIMITED

By:	/s/ Richard Lim

/s/ David Brister
David Brister

/s/ Martin Murphy
Martin Murphy

/s/ Richard Lim
Richard Lim

/s/ Thomas Cadagli
Thomas Casdagli

/s/ Stephen Reeders
Stephen Reeders

Signature Page to Investor Rights Agreement

JAWZ II

By:	/s/ James M. Wisler
Name:	James M. Wisler
Title:	Manager

SERVENTIA SA, LUGANO

By:	/s/ Francesco Ghioldi
Name:	Francesco Ghioldi
Title:	Sole Director

/s/ William Lewis
William Lewis

/s/ Eileen More
Eileen More

Signature Page to Investor Rights Agreement

SCHEDULE I

INVESTORS

Advent Healthcare and Life Sciences III Limited Partnership

75 State Street

Boston, MA 02109

Attn: Health and Life Science Funds Director

Advent Healthcare and Life Sciences III-A Limited Partnership

75 State Street

Boston, MA 02109

Attn: Health and Life Science Funds Director

Advent Partners HLS III Limited Partnership

75 State Street

Boston, MA 02109

Attn: Health and Life Science Funds Director

Alta BioPharma Partners III, L.P.

One Embarcadero Center, Suite 4050

San Francisco, CA 94111

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG

One Embarcadero Center, Suite 4050

San Francisco, CA 94111

Alta Embarcadero BioPharma Partners III, LLC

One Embarcadero Center, Suite 4050

San Francisco, CA 94111

Index Ventures Management S.A. on behalf of Index Employee Investment Plan

2 Rue de Jargonnant

CH-1207 Geneva, Switzerland

Facsimile: +4122 737 0099

Attention: Nunu Tadesse/David Rimer

Index Ventures III (Delaware) L.P.

P.O. Box 641

No. 1 Seaton Place

St. Helier

Jersey JE4 8YJ

Channel Islands

Facsimile: +441534 605 605

Attention: David Hall

Index Ventures III (Jersey) L.P.

P.O. Box 641

No. 1 Seaton Place

St. Helier

Jersey JE4 8YJ

Channel Islands

Facsimile: +441534 605 605

Attention: David Hall

Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P.

P.O. Box 641

No. 1 Seaton Place

St. Helier

Jersey JE4 8YJ

Channel Islands

Facsimile: +441534 605 605

Attention: David Hall

MVM International Life Sciences Fund No. 1. L.P.

6 Henrietta Street

London WC2E 8PU

MVM Limited

6 Henrietta Street

London WC2E 8PU

David Brister

6 Henrietta Street

London WC2E 8PU

Martin Murphy

6 Henrietta Street

London WC2E 8PU

Richard Lim

6 Henrietta Street

London WC2E 8PU

Thomas Casdagli

6 Henrietta Street

London WC2E 8PU

Stephen Reeders

6 Henrietta Street

London WC2E 8PU

Jawz II

c/o Gerald Wisler

5 Forest View Drive

Gladstone, NJ 07934

Serventia SA, Lugano

William H. Lewis

31 West 21st, Apt. #5

New York, New York 10010

Eileen More

36 Weston Road

Weston, CT 06883

AMENDMENT NO. 1 TO

INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Investor Rights Agreement (this “Amendment”) is made as of May 25, 2007, by and among Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the holders of a Required Series A Majority (as defined below).

Background

Reference is hereby made to that certain Investor Rights Agreement, dated as of December 15, 2005, by and among the Company and the Investors listed on Schedule I attached thereto (the “Investor Rights Agreement”).

The Company intends to conduct a firm commitment, underwritten initial public offering to the public of the Company’s common stock, $0.001 par value per share (the “IPO”).

The Company and the Stockholders desire to amend the definition of “Qualified Public Offering” in the Investor Rights Agreement in the manner set forth below.

The Investor Rights Agreement may be amended, and any provision thereof may be waived, with the written consent of the Company and a Required Series A Majority (as such term is defined in the Investor Rights Agreement).

The undersigned Stockholders constitute the Required Series A Majority and a majority of the Company’s outstanding shares of capital stock.

In consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned, for themselves and on behalf of the other holders of the Company’s capital stock, hereby agree as follows:

1.	That, by execution of this Agreement, the undersigned do hereby specifically agree to amend the definition of Qualified Public Offering in Section 1.3 of the Investor Rights Agreement with the following:

“Qualified Public Offering” shall mean a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock.

Except as amended hereby, the Investor Rights Agreement shall remain in full force and effect.

2.	This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AEGERION PHARMACEUTICALS, INC.

By: /s/ Gerald Wisler

Gerald Wisler, President

STOCKHOLDERS:

ADVENT HEALTHCARE AND LIFE SCIENCES III-A LIMITED PARTNERSHIP

By: AHLS III GP Limited Partnership, General Partner

By: Advent International LLC, General Partner

By: Advent International Corporation, Manager

By: /s/ Jason Fisherman

Name: Jason Fisherman

Title: Senior Vice President

ADVENT HEALTHCARE AND LIFE SCIENCES III LIMITED PARTNERSHIP

By: AHLS III GP Limited Partnership, General Partner

By: Advent International LLC, General Partner

By: Advent International Corporation, Manager

By: /s/ Jason Fisherman

Name: Jason Fisherman

Title: Senior Vice President

ADVENT PARTNERS HLS III LIMITED PARTNERSHIP

By: Advent International Corporation, General Partner

By: /s/ Jason Fisherman

Name: Jason Fisherman

Title: Senior Vice President

ALTA BIOPHARMA PARTNERS III GMBH & CO. BETEILIGUNGS KG

By: Alta BioPharma Management III, LLC

By: Alix Marduel

Name: Alix Marduel

Title: Managing Director

[Amendment to Investor Rights Agreement]

ALTA BIOPHARMA PARTNERS III, L.P.

By: Alta BioPharma Management III, LLC

By: Alix Marduel

Name: Alix Marduel

Title: Managing Director

ALTA EMBARCADERO BIOPHARMA PARTNERS III, LLC

By: Alix Marduel

Name: Alix Marduel

Title: Manager

INDEX VENTURES III (DELAWARE) L.P.

By: Index Venture Associates III Limited, its General Partner

By: /s/ David Hall

Name: David Hall

Title: Director

INDEX VENTURES III (JERSEY) L.P.

By: Index Venture Associates III Limited, its General Partner

By: /s/ David Hall

Name: David Hall

Title: Director

INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By: Index Venture Associates III Limited, its General Partner

By: /s/ David Hall

Name: David Hall

Title: Director

[Amendment to Investor Rights Agreement]

INDEX VENTURE MANAGEMENT S.A.

on behalf of INDEX EMPLOYEE INVESTMENT PLAN

By: Index Venture Management S.A.

By:

Name:

Title: Director

MVM EXECUTIVE LIMITED

By: MVM Life Science Partners LLP

By: /s/ Thomas Casdagli

Name: Thomas Casdagli

Title: Director

MVM INTERNATIONAL LIFE SCIENCES FUND NO. 1 L.P.

By: MVM Life Science Partners LLP acting as its Fund Manager

By: /s/ Thomas Casdagli

Name: Thomas Casdagli

Title: Member

/s/ William H. Lewis

William H. Lewis

JAWZ II

By: /s/ James M. Wisler

Name: James M. Wisler

Title: Manager

SERVENTIA SA, LUGANO

By: /s/ Francesco Ghioldi

Name: Francesco Ghioldi

Title: Sole Director

________________________________

Eileen More

[Amendment to Investor Rights Agreement]